Exhibit 32.1

Section 1350 Certifications

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Joseph V. Vumbacco and Robert E. Farnham, the Chief Executive Officer and Vice Chairman and the Senior Vice President and Chief Financial Officer, respectively, of Health Management Associates, Inc., certify that (i) the Annual Report on Form 10-K for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Health Management Associates, Inc.

/s/ Joseph V. Vumbacco
Joseph V. Vumbacco
Chief Executive Officer and Vice Chairman
(Principal Executive Officer)
Date: February 27, 2007

/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: February 27, 2007

     A signed original of this written statement required by Section 906 has been provided to Health Management Associates, Inc. and will be retained by Health Management Associates, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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